EXHIBIT 5

                                April 29, 1998

VWR Scientific Products Corporation
Goshen Corporate Park West
1310 Goshen Parkway
West Chester, Pennsylvania 19380

                  Re: VWR Scientific Products Corporation
                      Securities and Exchange Commission
                      Registration Statement on Form S-8

Ladies and Gentlemen:

       We have acted as counsel to VWR Scientific Products Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 25,000 shares of Common Stock of the Company, par value $1.00 per share (the "Shares"), issuable pursuant to its Non-Employee Directors' Restricted Stock Plan (the "Plan").

       In this capacity, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, its By-laws, resolutions of its Board of Directors, the Plan, and such other documents and corporate records as we have deemed appropriate for the purpose of giving this opinion.

       Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares by the Company pursuant to the Plan has been duly authorized by the necessary corporate action of the Board of Directors of the Company and such Shares, upon payment therefor in accordance with the terms of the Plan will be validly issued, fully paid and nonassessable by the Company.

       The opinions expressed herein are limited to the federal laws of the United States and the Business Corporation Law of the Commonwealth of Pennsylvania.






       We consent to the use of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under
Section 7 of the Securities Act of 1933 since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.



                                           Very truly yours,



                                           DRINKER BIDDLE & REATH LLP